                                                                   EXHIBIT 10.16

                                PROMISSORY NOTE
                                  (BASE RATE)

================================================================================
Borrower Name   ATL PRODUCTS, INC.
--------------------------------------------------------------------------------
Borrower Address         Office 45061    Loan Number  0535391204   0080-00-0-000
2801 KELVIN AVENUE
IRVINE, CA 92614-5872
--------------------------------------------------------------------------------
                         Maturity Date  JANUARY 31, 2000  Amount  $20,000,000.00
================================================================================


$20,000,000.00                                  Date  FEBRUARY 10, 1998
--------------                                        -----------------


FOR VALUE RECEIVED, on JANUARY 31, 2000, the undersigned ("Debtor") promises to
                       ----------------
pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of TWENTY MILLION AND NO/100 Dollars ($20,000,000.00), or so
                     -------------------------         ----------------
much thereof as is disbursed, together with interest on the balance of such principal from time to time outstanding, at the per annum rate or rates and at the times set forth below.

1.   INTEREST PAYMENTS.  Debtor shall pay interest on the LAST day of each MONTH
                                                          ----             -----
     (commencing FEBRUARY 28, 1998). Should interest not be paid when due, it
                 -----------------
     shall become part of the principal and bear interest as herein provided. All computations of interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

     a. BASE INTEREST RATE. At Debtor's option, amounts outstanding hereunder in minimum amounts of at least $100,000.00 shall bear interest at a rate, based on an index selected by Debtor, which is (i) 1.50% per annum in excess of Bank's LIBOR-Rate for the Interest Period selected by Debtor for such portion of any given advance which, when added to the principal amount already outstanding under this note on the date such advance is requested, would not exceed $10,000,000.00, and (ii) 2.00% per annum in excess of Bank's LIBOR-Rate for the period selected by Debtor for any remaining portion of such advance. The margin in excess of Bank's LIBOR-Rate which is applicable to any given advance or portion thereof shall be determined on the date such advance is requested, shall remain applicable until the maturity of the Interest Period by Debtor for such advance, and shall not be subject to increase or reduction even if the aggregate principal amount outstanding under this note is thereafter increased by subsequent borrowings or reduced by subsequent repayments or prepayments.

         No Base Interest Rate may be changed, altered or otherwise modified until the expiration of the Interest Period selected by Debtor. The exercise of interest rate options by Debtor shall be as recorded in Bank's records, which records shall be prima facie evidence of the amount borrowed under either interest option and the interest rate; provided, however, that failure of Bank to make any such notation in its records shall not discharge Debtor from its obligations to repay in full with interest all amounts borrowed. In no event shall any Interest Period extend beyond the maturity date of this note.

         To exercise this option, Debtor may, from time to time with respect to principal outstanding on which a Base Interest Rate is not accruing, and on the expiration of any Interest Period with respect to principal outstanding on which a Base Interest Rate has been accruing, select an index offered by Bank for a Base Interest Rate Loan and an Interest Period by telephoning an authorized lending officer of Bank located at the banking office identified below prior to 10:00 a.m., Pacific time, on any Business Day and advising that officer of the selected index, the Interest Period and the Origination Date selected (which Origination Date, for a Base Interest Rate Loan based on the LIBOR-Rate, shall follow the date of such selection by no more than two (2) Business Days).

         Bank will mail a written confirmation of the terms of the selection to Debtor promptly after the selection is made. Failure to send such confirmation shall not affect Bank's rights to collect interest at the rate selected. If, on the date of the selection, the index selected is unavailable for any reason, the selection shall be void. Bank reserves the right to fund the principal from any source of funds notwithstanding any Base Interest Rate selected by Debtor.

     b. VARIABLE INTEREST RATE. All principal outstanding hereunder which is not bearing interest at a Base Interest Rate shall bear interest at a rate per annum equal to the Reference Rate, which rate shall vary as and when the Reference Rate changes.

         At any time prior to the maturity of this note, subject to the provisions of paragraph 4, below, of this note. Debtor may borrow, repay and re-borrow hereon so long as the total outstanding at any one time does not exceed the principal amount of this note. Debtor shall pay all amounts due under this note in lawful money of the United States at Bank's ORANGE COUNTY COMMERCIAL BANKING Office, or such other office as may be designated by Bank, from time to time.

1. LATE PAYMENTS. If any payment required by the terms of this note shall remain unpaid ten days, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

2. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 1.b, above, calculated from the date of default until all amounts payable under this note are paid in full.

3.   PREPAYMENT.

     a. Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium. Debtor may prepay amounts outstanding under this note bearing interest at a Base Interest Rate in whole or in part provided Debtor has given Bank not less than five (5) Business Days prior written notice of Debtor's intention to make such prepayment and pays to Bank the liquidated damages due as a result. Liquidated Damages shall also be paid, if Bank, for any other reason, including acceleration or foreclosure, receives all or any portion of principal bearing interest at a Base Interest Rate prior to its scheduled payment date. Liquidated Damages shall be an amount equal to the present value of the product of: (i) the difference (but not less than zero) between
         (a) the Base Interest Rate applicable to the principal amount which is being prepaid, and (b) the return which Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted securities issued by the United States having a maturity date most closely coinciding with the relevant Base Rate Maturity Date and such securities were held by Bank until the relevant Base Rate Maturity Date ("Yield Rate"); (ii) a fraction, the numerator of which is the number of days in the period between the date of prepayment and the relevant Base Rate Maturity Date and the denominator of which is 360; and (iii) the amount of the principal so prepaid (except in the event that principal payments are required and have been made as scheduled under the terms of the Base Interest Rate Loan being prepaid, then an amount equal to the lesser of (A) the amount prepaid of (B) 50% of the sum of (1) the amount prepaid and (2) the amount of principal scheduled under the terms of the Base Interest Rate Loan being prepaid to be outstanding at the relevant Base Rate Maturity
         Date). Present value under this note is determined by discounting the above product to present value using the Yield Rate as the annual discount factor.

     b. In no event shall Bank be obligated to make any payment or refund to Debtor, nor shall Debtor be entitled to any setoff or other claim against Bank, should the return which Bank could obtain under this prepayment formula exceed the interest that Bank would have received if no prepayment had occurred. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

     c. Bank shall provide Debtor a statement of the amount payable on account of prepayment. Debtor acknowledges that (i) Bank establishes a Base Interest Rate upon the understanding that it apply to the Base Interest Rate Loan for the entire Interest Period, and (ii) any prepayment may result in Bank incurring additional costs, expenses or liabilities; and Debtor agrees to pay these liquidated damages as a reasonable estimate of the costs, expenses and liabilities of Bank associated with such prepayment.

1. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution of liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (l) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money;
     (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

2. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note. Debtor and any Obligor, including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service or process by any means authorized by said state's law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

3. DEFINITIONS. As used herein, the following terms shall have the meanings respectively set forth below: "Base Interest Rate" means a rate of interest based on the LIBOR-Rate. "Base Interest Rate Loan" means amounts outstanding under this note that bear interest at a Base Interest Rate. "Base Rate Maturity Date" means the last day of the Interest Period with respect to principal outstanding under a Base Interest Rate Loan. "Business Day" means a day on which Bank is open for business for the funding of corporate loans, and, with respect to the rate of interest based on the LIBOR-Rate, on which dealings in U.S. dollar deposits outside of the United States may be carried on by Bank. "Interest Period" means with respect to funds bearing interest at a rate based on the LIBOR-Rate, any calendar period of two weeks or one, two, three or six months. In determining an Interest Period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Interest Period which would otherwise end on a non-Business Day shall end on the next succeeding Business Day unless that is the first of the month, in which event such Interest Period shall end on the next preceding Business Day. "LIBOR-Rate" means a per annum rate of interest (rounded upward, if necessary, to the nearest 1/100 of .1%) at which dollar deposits, in immediately available funds and in lawful money of the United States would be offered to Bank, outside of the United States, for a term coinciding with the Interest Period selected by Debtor and for an amount equal to the amount of principal covered by Debtor's interest rate selection, plus Bank's costs, including the costs, if any of reserve requirements. "Origination Date" means the first day of the Interest Period. "Reference Rate" means the rate announced by Bank from time to time as its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.


ATL PRODUCTS, INC.
-----------------------------------------

By  /s/ Mark de Raad
-----------------------------------------

Title    Vice President and CFO
-----------------------------------------

                                PROMISSORY NOTE
                                  (BASE RATE)

================================================================================
Borrower Name   ATL PRODUCTS, INC.
--------------------------------------------------------------------------------
Borrower Address         Office 45061     Loan Number  0535391204  0081-00-0-000
2801 KELVIN AVENUE
IRVINE, CA 92614-5872
--------------------------------------------------------------------------------
                         Maturity Date  JANUARY 31, 2000   Amount  $6,500,000.00
================================================================================


$6,500,000.00                                      Date  MARCH 19, 1998
-------------                                            --------------

FOR VALUE RECEIVED, on JANUARY 31, 2000, the undersigned ("Debtor") promises to
                       ----------------
pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars
                     --------------------------------------------
($6,500,000.00), or so much thereof as is disbursed, together with interest on
---------------
the balance of such principal from time to time outstanding, at the per annum rate or rates and at the times set forth below. Debtor may request only one (1) advance under this note during each calendar quarter (commencing with the calendar quarter which began on January 1, 1998), said advance to be in amount not to exceed Eight Hundred Twelve Thousand Three Hundred Forty Dollars ($812,340) (the "Maximum Quarterly Advance"). The amount available to be disbursed under this note shall automatically be reduced on the first day of each calendar quarter (commencing with the calendar quarter which begins on April 1, 1998) by an amount equal to the difference (if any) between (a) the Maximum Quarterly Advance, and (b) the amount of such advance under this note (if any) as was requested by Debtor and funded by Bank during the immediately preceding calendar quarter. Amounts borrowed and repaid under this note may not thereafter be reborrowed, and no advances under this note may be requested at any time on or after January 1, 2000.

1.   INTEREST PAYMENTS.  Debtor shall pay interest on the LAST day of each MONTH
                                                          ----             -----
     (commencing APRIL 30, 1998). Should interest not be paid when due, it shall
                --------------
     become part of the principal and bear interest as herein provided. All computations of interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

     a. BASE INTEREST RATE. At Debtor's option, amounts outstanding hereunder in minimum amounts of at least $100,000.00 shall bear interest at a rate, based on an index selected by Debtor, which is (i) 2.25% per annum in excess of Bank's LIBOR-Rate for the Interest Period selected by Debtor, acceptable to Bank.

         No Base Interest Rate may be changed, altered or otherwise modified until the expiration of the Interest Period selected by Debtor. The exercise of interest rate options by Debtor shall be as recorded in Bank's records, which records shall be prima facie evidence of the amount borrowed under either interest option and the interest rate; provided, however, that failure of Bank to make any such notation in its records shall not discharge Debtor from its obligations to repay in full with interest all amounts borrowed. In no event shall any Interest Period extend beyond the maturity date of this note.

         To exercise this option, Debtor may, from time to time with respect to principal outstanding on which a Base Interest Rate is not accruing, and on the expiration of any Interest Period with respect to principal outstanding on which a Base Interest Rate has been accruing, select an index offered by Bank for a Base Interest Rate Loan and an Interest Period by telephoning an authorized lending officer of Bank located at the banking office identified below prior to 10:00 a.m., Pacific time, on any Business Day and advising that officer of the selected index, the Interest Period and the Origination Date selected (which Origination Date, for a Base Interest Rate Loan based on the LIBOR-Rate, shall follow the date of such selection by no more than two (2) Business Days).

         Bank will mail a written confirmation of the terms of the selection to Debtor promptly after the selection is made. Failure to send such confirmation shall not affect Bank's rights to collect interest at the rate selected. If, on the date of the selection, the index selected is unavailable for any reason, the selection shall be void. Bank reserves the right to fund the principal from any source of funds notwithstanding any Base Interest Rate selected by Debtor.

     b. VARIABLE INTEREST RATE. All principal outstanding hereunder which is not bearing interest at a Base Interest Rate shall bear interest at a rate per annum equal to the Reference Rate, which rate shall vary as and when the Reference Rate changes.

         Debtor shall pay all amounts due under this note in lawful money of the United States at Bank's ORANGE COUNTY COMMERCIAL BANKING Office, or
                                 --------------------------------
         such other office as may be designated by Bank, from time to time.

1. LATE PAYMENTS. If any payment required by the terms of this note shall remain unpaid ten days, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

2. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 1.b, above, calculated from the date of default until all amounts payable under this note are paid in full.

3.   PREPAYMENT.

     a. Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium. Debtor may prepay amounts outstanding under this note bearing interest at a Base Interest Rate in whole or in part provided Debtor has given Bank not less than five (5) Business Days prior written notice of Debtor's intention to make such prepayment and pays to Bank the liquidated damages due as a result. Liquidated Damages shall also be paid, if Bank, for any other reason, including acceleration or foreclosure, receives all or any portion of principal bearing interest at a Base Interest Rate prior to its scheduled payment date. Liquidated Damages shall be an amount equal to the present value of the product of: (i) the difference (but not less than zero) between
         (a) the Base Interest Rate applicable to the principal amount which is being prepaid, and (b) the return which Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted securities issued by the United States having a maturity date most closely coinciding with the relevant Base Rate Maturity Date and such securities were held by Bank until the relevant Base Rate Maturity Date ("Yield Rate"); (ii) a fraction, the numerator of which is the number of days in the period between the date of prepayment and the relevant Base Rate Maturity Date and the denominator of which is 360; and (iii) the amount of the principal so prepaid (except in the event that principal payments are required and have been made as scheduled under the terms of the Base Interest Rate Loan being prepaid, then an amount equal to the lesser of (A) the amount prepaid of (B) 50% of the sum of (1) the amount prepaid and (2) the amount of principal scheduled under the terms of the Base Interest Rate Loan being prepaid to be outstanding at the relevant Base Rate Maturity
         Date). Present value under this note is determined by discounting the above product to present value using the Yield Rate as the annual discount factor.

     b. In no event shall Bank be obligated to make any payment or refund to Debtor, nor shall Debtor be entitled to any setoff or other claim against Bank, should the return which Bank could obtain under this prepayment formula exceed the interest that Bank would have received if no prepayment had occurred. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

     c. Bank shall provide Debtor a statement of the amount payable on account of prepayment. Debtor acknowledges that (i) Bank establishes a Base Interest Rate upon the understanding that it apply to the Base Interest Rate Loan for the entire Interest Period, and (ii) any prepayment may result in Bank incurring additional costs, expenses or liabilities; and Debtor agrees to pay these liquidated damages as a reasonable estimate of the costs, expenses and liabilities of Bank associated with such prepayment.

1. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution of liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (l) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money;
     (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

2. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note. Debtor and any Obligor, including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service or process by any means authorized by said state's law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

3. DEFINITIONS. As used herein, the following terms shall have the meanings respectively set forth below: "Base Interest Rate" means a rate of interest based on the LIBOR-Rate. "Base Interest Rate Loan" means amounts outstanding under this note that bear interest at a Base Interest Rate. "Base Rate Maturity Date" means the last day of the Interest Period with respect to principal outstanding under a Base Interest Rate Loan. "Business Day" means a day on which Bank is open for business for the funding of corporate loans, and, with respect to the rate of interest based on the LIBOR-Rate, on which dealings in U.S. dollar deposits outside of the United States may be carried on by Bank. "Interest Period" means with respect to funds bearing interest at a rate based on the LIBOR-Rate, any calendar period of two weeks or one, two, three or six months. In determining an Interest Period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Interest Period which would otherwise end on a non-Business Day shall end on the next succeeding Business Day unless that is the first of the month, in which event such Interest Period shall end on the next preceding Business Day. "LIBOR-Rate" means a per annum rate of interest (rounded upward, if necessary, to the nearest 1/100 of .1%) at which dollar deposits, in immediately available funds and in lawful money of the United States would be offered to Bank, outside of the United States, for a term coinciding with the Interest Period selected by Debtor and for an amount equal to the amount of principal covered by Debtor's interest rate selection, plus Bank's costs, including the costs, if any of reserve requirements. "Origination Date" means the first day of the Interest Period. "Reference Rate" means the rate announced by Bank from time to time as its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.


ATL PRODUCTS, INC.
-----------------------------------------

By  /s/ Mark de Raad
-----------------------------------------

Title    Vice President and CFO
-----------------------------------------

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of February 9, 1998 by and between ATL Products, Inc., a Delaware corporation ("Borrower") and UNION BANK OF CALIFORNIA, N.A. ("Bank").

     SECTION 1.   THE LOAN

          1.1.1 The Revolving Loan. Bank will loan to Borrower an amount not to exceed Twenty Million Dollars ($20,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in accordance with the terms of the Revolving Note in amounts of not less than One Hundred Thousand Dollars ($100,000) in accordance with the terms of the Note. All borrowings of the Revolving Loan must be made before January 31, 2000 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

     1.2  Terminology.

          As used herein the word "Loan" shall mean, collectively, all the credit facilities described above.

          As used herein the word "Note" shall mean, collectively, all the promissory notes described above.

          As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement.

     1.3 Borrowing Base. Notwithstanding any other provision of this Agreement, Bank shall not be obligated to advance funds under the Revolving Loan, if at any time the aggregate of Borrower's obligations to Bank thereunder shall exceed eighty percent (80%) of Borrower's Eligible Accounts. If at any time Borrower's obligations to Bank under the above facilities exceed the sum so permitted, Borrower shall immediately repay to Bank such excess.

          1.3.1 Eligible Accounts. The term "Accounts" means all presently existing and hereafter arising accounts receivable, contract rights, chattel paper, and all other forms of obligations owing to Borrower, payable in United States Dollars, arising out of the sale or lease of goods, or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books and records relating to any of the foregoing.

     The term "Eligible Accounts" means those Accounts, net of finance charges, which are due and payable within thirty (30) days, or less, from the date of the invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank, but Eligible Accounts shall not include the following:

          (a) Any Account with respect to which the account debtor is an officer, shareholder, director, employee or agent of Borrower;

          (b) Any Account with respect to which the account debtor is a subsidiary of, related to, or affiliated or has common officers or directors with Borrower;

          (c) Any Account relating to goods placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional;

          (d) Any Account with respect to which the account debtor is not a resident of the United States or Canada; provided, however, Accounts due from wholly owned foreign subsidiaries of Sun Microsystems, Incorporated and Digital Equipment Corporation shall be deemed Eligible Accounts;

          (e) Any Account with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States;

          (f) Any Account with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower;

          (g) Any Account with respect to which there is asserted a defense, counterclaim, discount or setoff, whether well-founded or otherwise, except for those discounts, allowances and returns arising in the ordinary course of Borrower's business;

          (h) Any Account with respect to which the account debtor becomes insolvent, fails to pay its debts as they mature or goes out of business or is owed by an account debtor which has become the subject of a proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with all or substantially all of its creditors;

          (i) Any Account owed by any account debtor with respect to which twenty-five percent (25%) or more of the aggregate dollar amount of its Accounts are not paid within ninety (90) days from the due date of the invoice;

          (j) Any Account that is not paid by the account debtor within ninety (90) days of its date of invoice;

          (k) Any Account that is not paid by the account debtor and for which a credit memo has been issued which is over 90 days old;

          (l) That portion of the Accounts owed by Sun Microsystems, Incorporated, Digital Equipment Corporation, and EMC Corporation which exceeds twenty percent (20%) of all of the Accounts; and that portion of the Accounts owed by any other single account debtor which exceeds fifteen percent (15%) of all of the Accounts; and

          (m)    Any Account which Bank deems not to be an Eligible Account.

     1.4 Purpose of Loan. The proceeds of the Revolving Loan shall be used for general working capital and general corporate purposes.

     1.5 Interest. The unpaid principal balance of the Revolving Loan shall bear interest at the rate or rates provided in the Note and selected by Borrower. The Revolving Loan may be prepaid in full or in part only in accordance with the terms of the Note and any such prepayment shall be subject to the prepayment fee provided for therein.

     1.6 Loan Commitment Fee. Borrower shall pay in advance a commitment fee of two-tenths of one percent (.20%) on or before the date of execution of this Agreement. No portion of this fee shall be reimbursable.

     1.7 Unused Commitment Fee. On the last calendar day of the third month following the execution of this Agreement and on the last calendar day of each three-month period thereafter until January 31, 2000, or the earlier termination of the Loan, Borrower shall pay to Bank a fee which shall be determined based on the average unused portion of the Revolving Loan for the preceding quarter computed on the basis of a 30 day month of a year of 360 days. If the average unused portion of the Revolving Loan is (a) less than Ten Million Dollars ($10,000,000), the quarterly fee shall be the sum of (i) Five Thousand Dollars ($5,000) and (ii) twenty five percent (25%) of the product of one-tenth of one percent (.10%) and multiplied by the result of (x)Ten Million Dollars ($10,000,000) less (y) the average outstanding portion of the Revolving Loan; or (b) greater than Ten Million Dollars ($10,000,000), the quarterly fee shall be twenty five percent (25%) of the product of two-tenths of one percent (.20%) and Twenty Million Dollars ($20,000,000) from which the average outstanding portion of the Revolving Loan is subtracted.

     1.8 Balances. Borrower shall maintain its major depository accounts with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

     1.9 Disbursement. Upon execution hereof, Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorization executed by Borrower.

     1.10 Security. Prior to any disbursement of the Loan, Borrower shall have executed a security agreement, on Bank's standard form, and a financing statement, suitable for filing in the office of the Secretary of State of the State of California and any other state designated by Bank, granting to Bank a first priority security interest in such of Borrower's property as is described in said security agreement. Exceptions to Bank's first priority, if any, are
permitted only as otherwise provided in this Agreement.   At Bank's request,
Borrower will also obtain executed landlord's and mortgagee's waivers on Bank's form covering all of Borrower's property located on leased or encumbered real property.

     1.11 Controlling Document. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the terms of this Agreement.

SECTION 2.  CONDITIONS PRECEDENT

     Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

     2.1 Compliance. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and other documents deemed necessary by Bank.

     2.2 Guaranties. ATL Products Limited ("Guarantor") shall have executed and delivered to Bank a continuing guaranty in form and amount satisfactory to Bank.

     2.3 Borrowing Resolution. Borrower shall have provided Bank with certified copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

     2.4 Termination Statements. Borrower shall have provided Bank with UCC-2 termination statements executed by such secured creditors as may be required by Bank suitable for filing with the Secretary of State in each state designated by Bank.

     2.5 Continuing Compliance. At the time any disbursement is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event, condition, or act immediately after the disbursement were it to be made.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that:

     3.1 Business Activity. The principal business of Borrower is the manufacture and distribution of automated storage products for the computer industry.

     3.2 Affiliates and Subsidiaries. Borrower's affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or at least a 25% ownership interest) and their addresses, and the names of Borrower's principal shareholders, are as provided on a schedule delivered to Bank on or before the date of this Agreement.

     3.3 Authority to Borrow. The execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Bank in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

     3.4 Financial Statements. The financial statements of Borrower, including both a balance sheet at December 31, 1997, together with supporting schedules, and an income statement for the nine (9) months ended December 31, 1997, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since December 31, 1997, there has been no material adverse change in the financial condition or operations of Borrower.

     3.5 Title. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims except those specifically referred to in said financial statements.

     3.6 Litigation. There is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage.

     3.7 Default. Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute an event of default.

     3.8 Organization. Borrower is duly organized and existing under the laws of the state of its organization, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

     3.9 Power. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

     3.10 Authorization. This Agreement and all things required by this Agreement have been duly authorized by all requisite action of Borrower.

     3.11 Qualification. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required.

     3.12 Compliance With Laws. Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower.

     3.13 ERISA. Any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

     3.14 Regulation U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

     3.15 Continuing Representations. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

SECTION 4.  AFFIRMATIVE COVENANTS

     Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

     4.1 Use of Proceeds. Borrower will use the proceeds of the Loan only as provided in subsection 1.4 above.

     4.2 Payment of Obligations. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

     4.3 Maintenance of Existence. Borrower will maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of the properties of Borrower.

     4.4 Records. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits during regular business hours. Costs for such audits shall be paid by Borrower.

     4.5  Information Furnished.  Borrower will furnish to Bank:

          (a) Within forty-five (45) days after the close of each fiscal quarter, except for the final quarter of each fiscal year, its 10-Q report as filed with the Securities Exchange Commission ("SEC") as of the close of such fiscal quarter, prepared in accordance with generally accepted accounting principles;

          (b) Within ninety (90) days after the close of each fiscal year, a copy of its 10-K report as filed with the SEC, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year.

          (c) As soon as filed, copies of all other reports as Borrower may file with the SEC.

          (d) Such other financial statements and information as Bank may reasonably request from time to time;

          (e) In connection with each financial statement provided hereunder, a statement executed by the president or chief financial officer of Borrower, certifying that no default has occurred and no event exists which with notice or the lapse of time, or both, would result in a default hereunder;

          (f) In connection with each fiscal year-end statement required hereunder, any management letter of Borrower's certified public accountants;

          (g) All press releases made by Borrower, or on Borrower's behalf, upon such release.

          (h) Prompt written notice to Bank of all events of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to Borrower, would have a material adverse effect on Borrower's financial condition; and of any other matter which has resulted in, or is likely to result in, a material adverse change in its financial condition or operations; and

          (i) Within fifteen (15) days after each calendar month end, a copy of Borrower's monthly aging of accounts receivable and accounts payable and a certification of compliance with the Borrowing Base described above, executed by Borrower's chief financial officer or other duly authorized officer of Borrower, in form acceptable to Bank, which certificate shall accurately report Borrower's accounts receivable and Eligible Accounts. Borrower will permit Bank to audit, at Borrower's expense, Bank's collateral upon reasonable notice and during regular business hours.

     4.6 Quick Ratio. Borrower shall maintain at the end of each fiscal quarter a ratio of cash, accounts receivable and marketable securities to current liabilities of not less than .90:1.0 at December 31, 1997 and 1.00:1.00 thereafter, as such terms are defined by generally accepted accounting principles.

     4.7 Tangible Net Worth. Until March 31, 1997, Borrower will maintain Tangible Net Worth of not less than Eight Million Eight Hundred Sixty Five Thousand Dollars ($8,865,000). Thereafter, Borrower will at all times maintain a minimum Tangible Net Worth that increases from said amount as of the end of Borrower's fiscal year by one hundred percent (100%) of Borrower's net profit after taxes. "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

     4.9 Debt to Tangible Net Worth. Borrower will maintain a ratio of total liabilities to tangible net worth of not greater than 2.25:1.00 through the fiscal quarter ending December 31, 1998 and 1.55:1.00 thereafter.

     4.10 Profitability. Borrower will maintain a minimum net profit measured on a quarterly basis, after provision for income taxes, which shall include the net profit for each of the immediately preceding four (4) quarters, according to the following schedule:

          a)  $6,500,000 for the period ending June 30, 1998, and thereafter
          b) $7,000,000 for the period ending September 30, 1998, and thereafter
          c) $7,500,000 for the period ending December 31, 1998, and thereafter
          d)  $8,000,000 for the period ending March 31, 1999, and thereafter
          e)  $8,500,000 for the period ending June  30, 1999, and thereafter
          f) $9,500,000 for the period ending September 30, 1999, and thereafter

     4.11 Insurance. Borrower will keep all of its insurable property, real, personal or mixed, insured by good and responsible companies against fire and such other risks as are customarily insured against by companies conducting similar business with respect to like properties. Borrower will furnish to Bank statements of its insurance coverage, will promptly furnish other or additional insurance deemed necessary by and upon request of Bank to the extent that such insurance may be available and hereby assigns to Bank, as security for Borrower's obligations to Bank, the proceeds of any such insurance. Prior to any disbursement of the Loan, Bank will be named loss payee on all policies insuring collateral and such policies shall require at least ten (10) days' written notice to Bank before any policy may be altered or cancelled. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damages to persons and property.

     4.12 Additional Requirements. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

     4.13 Litigation and Attorneys' Fees. Borrower will pay promptly to Bank upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

     4.14 Bank Expenses. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

     4.15 Reports Under Pension Plans. Borrower will furnish to Bank, as soon as possible and in any event within 15 days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Borrower described in Section 3 above has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

SECTION 5.  NEGATIVE COVENANTS

     Until the Notes and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

     5.1 Encumbrances and Liens. Borrower will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Bank and except for minor encumbrances and easements on real property which do not affect its market value, and except for existing liens on Borrower's personal property and future purchase money security interests encumbering only the personal property purchased. All of such permitted personal property liens shall not exceed, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) at any time.

     5.2 Borrowings. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank and existing indebtedness due Odetics, Inc.

     5.3 Sale of Assets, Liquidation or Merger. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another.

     5.4 Loans, Advances and Guaranties. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit.

     5.5 Investments. Borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one year of purchase.

     5.6 Payment of Dividends. Borrower will not declare or pay any dividends, other than a dividend payable in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

     5.7 Retirement of Stock. Borrower will not acquire or retire any share of its capital stock for value.

     5.8 Capital Expenditures. Borrower will not make capital expenditures in excess of Three Million Dollars ($3,000,000) for the fiscal year ending March 31, 1998 and Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) for the fiscal year ending March 31, 1999; and shall only make such expenditures as are necessary for Borrower in the conduct of its ordinary course of business. Each said expenditure shall be needed by Borrower in the ordinary course of its business. Expenditures as used in this subsection shall include the current expense portion of all leases whether or not capitalized and shall also include the current portion of any debt used to finance capital expenditures.

     5.9 Business and Management. Borrower will not make any substantive change in the character of its business or make changes in its executive management.

SECTION 6.  EVENTS OF DEFAULT

     The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

     6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents; or

     6.2  Any default shall occur under the Note; or

     6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents; or

     6.4 Any guaranty or subordination agreement required hereunder is breached or becomes ineffective, or any Guarantor or subordinating creditor dies, disavows or attempts to revoke or terminate such guaranty or subordination agreement; or

SECTION 7.  MISCELLANEOUS PROVISIONS

     7.1 Additional Remedies. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

     7.2 Nonwaiver. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

     7.3 Inurement. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

     7.4 Applicable Law. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

     7.5 Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of any note or reimbursement agreement evidencing any indebtedness hereunder, the provisions of such note or reimbursement agreement shall prevail.

     7.6 Integration Clause. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value.

     7.7 Construction. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     7.8 Amendments. This Agreement may be amended only in writing signed by all parties hereto.

     7.9 Counterparts. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but when together shall be one and the same instrument.

SECTION 8.  SERVICE OF NOTICES

     8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

     8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.


UNION BANK OF CALIFORNIA, N.A.
("Bank")


By:     /s/ Jim Heim
    ----------------------------
        Jim Heim
Title:  Vice President


By:     /s/ Douglas S. Lambell
    ----------------------------
        Douglas S. Lambell
Title:  Vice President

Address: 500 South Main Street #201
         Orange, CA 92868
Telecopier: (714) 565-5770
Telephone:  (714) 565-5752


ATL PRODUCTS, INC.
("Borrower")


By:     /s/ Mark P. de Raad
    ----------------------------
        Mark de Raad
Title:  Chief Financial Officer


By:     /s/ Kevin C. Daly
    ----------------------------
        Kevin C. Daly
Title:  Chief Executive Officer

Address: 2801 Kelvin Avenue
         Irvine, CA 92614-5872
Telecopier: (714) 477-7799
Telephone:  (714) 477-7750

                                FIRST AMENDMENT
                               TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT ("First Amendment"), dated as a February 9, 1998, is made and entered into by and between ATL Products, Inc., a Delaware corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank").

                                   RECITALS:
                                   ---------

A. Borrower and Bank are parties to that certain Loan Agreement, dated February 9, 1998 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this First Amendment.

                                   AGREEMENT:
                                   ----------

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   Amendments to the Agreement.

     (a) Section 1.1.2 of the Agreement is hereby added in its entirety as follows:

          The Non-Revolving Loan. Bank will loan to Borrower an amount not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000) outstanding in the aggregate at any one time (the "Non-Revolving Loan"); provided, however, that (a) Borrower may request only one (1) advance under the Non-Revolving Loan during each calendar quarter (commencing with the calendar quarter which began on January 1, 1998), said advance to be in an amount not to exceed Eight Hundred Twelve Thousand Three Hundred Forty Dollars ($812,340) (the "Maximum Quarterly Advance"), (b) availability under the Non-Revolving Loan shall automatically be reduced on the first day of each calendar quarter (commencing with the calendar quarter which begins on April 1, 1998) by an amount equal to the difference (if any) between (i) the Maximum Quarterly Advance, and (ii) the amount of such advance under the Non-Revolving Loan (if any) as was requested by Borrower and funded by Bank during the immediately preceding calendar quarter, (c) amounts borrowed and repaid under the Non-Revolving Loan may not thereafter be re-borrowed, and (d) Borrower may not request an advance under the Non-Revolving Loan at any time on or after January 1, 2000. All unpaid principal and accrued but unpaid interest under the Non-Revolving Loan shall be due and payable on January 31, 2000. The Non-Revolving Loan shall be evidenced by a promissory note (the "Non-Revolving Loan Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Non-Revolving Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

     (b) Section 1.4 of the Agreement is hereby amended in its entirety as follows:

          The proceeds of the Revolving Loan shall be used for general working capital and general corporate purposes. The proceeds of the Non-Revolving Loan shall be used to reimburse Borrower for debt service expenditures on the Odetics note.

     (c) Section 1.5 of the Agreement is hereby amended in its entirety as follows:

          The unpaid principal balances of the Revolving Loan and the Non-Revolving Loan shall bear interest at the rate or rates provided in the Revolving Note or the Non-Revolving Loan Note, as the case may be, and selected by the Borrower.

     The Revolving Loan or the Non-Revolving Loan may be prepaid in full or in part only in accordance with the terms of the Revolving Note or the Non-Revolving Loan Note, as the case may be, and any such prepayment shall be subject to the prepayment fee provided for therein.

     (d) Section 4.6 of the Agreement is hereby amended by substituting the phrase "through September 30, 1998," for the phrase "at December 30, 1997."

1. Effectiveness of the First Amendment. The First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)  A counterpart of the First Amendment, duly executed by Borrower;

     (b)  The Non-Revolving Loan Note, duly executed by Borrower; and

1. Ratification. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

2. Representations and Warranties. Borrower represents and warrants as follows:

     (a) Each of the representation and warranties contained in the Agreement, as the same may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of this First Amendment and any other instruments or document in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     (c) No event has occurred and is continuing or would result from the First Amendment which constitutes or constitute an Event of Default under the Agreement.

1. Governing Law. This First Amendment and all other instruments or documents executed or to be executed in connection herewith shall be governed by an construed according to the laws of the State of California.

2. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     WITNESS the due execution hereof as of the date first above written.


            ATL Products, Inc.                  UNION BANK OF CALIFORNIA, N.A.
----------------------------------------      ----------------------------------

     By:      /s/ Kevin Daly                       By:      /s/ Jim Heim
        --------------------------------              --------------------------
     Title:       President                        Title:       Vice President
           -----------------------------                 -----------------------
     By:      /s/ Mark de Raad                     By:      /s/ Kim Ha
        --------------------------------              --------------------------
     Title:       Vice President and CFO           Title:       Vice President
           -----------------------------                 -----------------------

GUARANTORS

           ATL Products Limited
----------------------------------------

     By:      /s/ Kevin Daly
        --------------------------------
     Title:       President
           -----------------------------